Dresdner Kleinwort Benson Private Equity Partners LP
                                 75 Wall Street
                            New York, New York 10005

                                                         September 24, 1999

CardioTech International, Inc.
78 East Olympia Avenue
Woburn, MA  01801

Gentlemen:

      Pursuant to the Note Purchase Agreement, dated as of March 31, 1998, by and between CardioTech International, Inc., a Massachusetts corporation (the "Company"), and Dresdner Kleinwort Benson Private Equity Partners LP, a Delaware limited partnership (the "Purchaser"), as amended by the Amendment to the Note Purchase Agreement and Registration Rights Agreement, dated as of November 12, 1998 (the "Note Purchase Agreement"), the Purchaser agreed to purchase, and the Company agreed to issue, up to an additional $340,000 aggregate principal amount of the Company's 7% Convertible Senior Notes due March 30, 2003 (the "Purchased Notes"). Capitalized terms used herein by not otherwise defined shall have the same meanings as defined in the Note Purchase Agreement.

      When signed on behalf of the Company and the Purchaser, this letter (the "Letter Agreement") will constitute an amendment to the Note Purchase Agreement and the agreement of the parties hereto that the Purchaser will purchase, and the Company will issue, the Purchased Notes pursuant to the Note Purchase Agreement and under the following terms and conditions:

      1. At the Closing (as hereinafter defined), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, $340,000 aggregate principal amount of the Purchased Notes. The purchase price for the Purchased Notes shall be $340,000 (the "Purchase Price"). The Purchase Price shall be payable by wire transfer of immediately available funds to the Company (or by such payment to a bank and account number previously notified by the Company in writing to the Purchaser).

      2. The closing with respect to the issuance and sale of the Purchased Notes pursuant to Section 1 (the "Closing") shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York or via facsimile.

CardioTech International, Inc.
September 24, 1999
Page 2


      3. The proceeds received by the Company from the sale of the Purchased Notes shall be used by the Company solely for (a) research and development related to the business of the Company, (b) the payment of fees and expenses incurred in connection with the consummation of this transactions and (c) working capital needs of the Company.

      4. By executing this Letter Agreement, the Purchaser, as a holder of 500,000 shares of Series A Preferred Stock, hereby irrevocably waives its rights under Section 4(b) of such Series A Preferred Stock and, accordingly, if the Purchaser sells or otherwise transfers all or a portion of its Series A Preferred Stock to any Person, the Purchaser will ensure that such transferee will take such Series A Preferred Stock subject to the provisions set forth in this paragraph 4.

      5. The Company shall list within 60 days of the Closing on the American Stock Exchange and, as of the Closing, reserve for issuance, 370,068 Reserved Common Shares with respect to the conversion of the Purchased Notes acquired pursuant to this Letter Agreement.

      6. (a) The Company hereby reaffirms to the Purchaser that each of the representations and warranties set forth in Sections 2.1, 2.2, 2.3 and 2.20 of the Note Purchase Agreement is true and correct as of the date hereof as they relate to the transactions contemplated by this Letter Agreement.

            (b) The Purchaser hereby reaffirms to the Company that each of the representations and warranties set forth in Sections 3.1 and 3.2 of the Note Purchase Agreement is true and correct as of the date hereof as they relate to the transactions contemplated by this Letter Agreement.

            (c) The Company hereby represents and warrants to the Purchaser that as of the date hereof no Event of Default has occurred and is continuing.

      7. The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchaser, to carry out the provisions and purposes of this Letter Agreement.

      8. In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Letter Agreement shall have been breached by the Company, the Purchaser may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Letter Agreement.

CardioTech International, Inc.
September 24, 1999
Page 3


      9. At the Closing, the Company shall deliver to the Purchaser:

            (a) one or more certificates representing the Purchased Notes being purchased by the Purchaser at the Closing, registered in the name of the Purchaser, against receipt of the Purchase Price;

            (b) a telegram, telex or other acceptable method of confirmation from the Secretary of the Commonwealth of Massachusetts, dated as of the close of business on the next business day preceding the date of the Closing, as to the due incorporation or organization and in good standing of the Company;

            (c) a certificate of the Secretary of the Company, dated as of the Closing, certifying (i) that the Company's Articles of Incorporation and Bylaws in the form delivered to the Purchaser on November 12, 1998 are in effect on the date of the Closing and no amendment or other document relating to or affecting such Articles of Incorporation and Bylaws has been filed with the Secretary of the Commonwealth of Massachusettes since November 12, 1998, (ii) that true, correct and complete copies of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Letter Agreement and any related documents and the issuance, sale and delivery of the Purchaser Notes are attached thereto and that such resolutions are still in full force and effect; and (iii) as to the incumbency and genuineness of the signatures of each officer of the Company executing this Letter Agreement and any related documents;

            (d) an executed copy of the letter from the Company to the Purchaser representing that the Company is in compliance with the requirements of the Small Business Administration (the "SBA Letter");

            (e) a cross receipt evidencing the issuance and sale of the Purchased Notes and the payment of the Purchase Price.

      10. This Letter Agreement shall bind and inure to the benefit of the Company and the Purchaser and their respective successors, transferees, assigns, heirs and personal representatives. Upon any transfer of the Purchased Notes or the Reserved Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Letter Agreement with respect to such transferred shares in the same manner as the transferring Purchaser.

      11. This Letter Agreement, the certificates representing the Purchased Notes, the Registration Rights Agreement, the Security and Pledge Agreement, the SBA Letter, the Note Purchase Agreement (as amended hereby) and the other writings specifically referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

CardioTech International, Inc.
September 24, 1999
Page 4


      12. The terms and provisions of this Letter Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Purchaser.

      13. (a) All questions concerning the construction, interpretation and validity of this Letter Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Letter Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

            (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS LETTER AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

      14. The parties acknowledge and agree that the Purchased Notes acquired pursuant to this Letter Agreement shall be deemed to be included within the definition of "Purchase Notes" for purposes of the Note Purchase Agreement; provided, however, that any conflict between the Note Purchase Agreement and this Letter Agreement shall be resolved by reference to the provisions of this Letter Agreement.

      15. This Letter Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Letter Agreement shall be acceptable and binding.

      If the above constitutes your understanding of the agreement between the parties, please acknowledge by signing the enclosed copy of this Letter Agreement in the space provided and returning it to the undersigned.

DRESNER KLEINWORT BENSON
PRIVATE EQUITY PARTNERS LP

By: Dresdner Kleinwort Benson
Private Equity Managers LLC,
its general partner


By: /s/ Jonathan Walker                 By: /s/ Christopher Hammond
    -------------------------------         ---------------------------
    Name:  Jonathan Walker                  Name:  Christopher Hammond
    Title: Executive Vice President         Title: Vice President

AGREED AS OF THE DATE
FIRST SET FORTH ABOVE:

CARDIOTECH INTERNATIONAL, INC.


By: /s/ Michael Szycher
    -----------------------
    Name: Michael Szycher
    Title: Chairman and CEO